SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2008

MacroSolve, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1518725
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification Number)

 (Address of principal executive offices) (zip code)

(918) 280-8693
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Matthew Kamen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities.

On December 30, 2008, MacroSolve, Inc. (the “Company”) closed a private placement (the "Private Placement") of the sale of units (each a "Unit") for gross proceeds of $1,397,271. The Private Placement was non-brokered and consisted of the sale of 931,514 Units priced at a price of $1.50 per Unit. Each Unit consists of one share of restricted common stock and one common stock purchase warrant (each a "Warrant"). Each Warrant is exercisable at $2.25 per share until December 30, 2011.

In March of 2008 MacroSolve commenced the sale of an aggregate of $950,000 principal amount of promissory notes in a private placement (the “March 2008 Notes”). Under the terms of the March 2008 Notes, holders of the March 2008 Notes were offered the opportunity to exchange their March 2008 Notes for Units in this Private Placement.  Four (4) March 2008 Note holders participated in the Private Placement for a total of 663,176 Units issued reflecting the $950,000 of the total principal outstanding on the March 2008 Notes and total accrued interest of $44,764.73.

Additionally, James McGill, the Company’s Chairman of the Board of Directors (“McGill”) and John Clerico, a director of the Company (“Clerico”) had previously agreed to loan the Company capital funds of up to $250,000 each.  Under the terms of those loan agreements both McGill and Clerico were eligible to participate in this Private Placement.  As of December 30, 2008 both McGill and Clerico had each advanced $200,000 to the Company, making total principal outstanding on the loans $400,000 and total accrued interest of $2,507.54. Both McGill and Clerico elected to exchange their promissory notes for Units in this Offering for a total of 268,338 Units

The Units were issued to U.S. persons in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The Private Placement has not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The per share price of the Units was arbitrarily determined by the Company’s Board of Directors based upon analysis of certain factors including, but not limited to, the listing of the Company's shares on the OTCBB, industry status, investment climate, perceived investment risks, the Company's assets and net estimated worth. The Investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act of 1933, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to acquisition of the securities.  No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were  accredited investors, business associates or executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. The gross proceeds from the Private Placement will be used to fuel growth initiatives designed to create additional high-margin recurring revenue streams for the company.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of MacroSolve, Inc. dated January 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MacroSolve, Inc.

Dated: January 5, 2009	By:	/s/ Clint Parr
Name: Clint Parr
Title: Chief Executive Officer